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Exhibit 5.1

December 6, 2017

Emerge Energy Services LP
5600 Clearfork Main Street, Suite 400
Fort Worth, Texas 76109

Re: Emerge Energy Services LP Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Emerge Energy Services LP, a Delaware limited partnership (the "Partnership"), in connection with the filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), including a base prospectus (the "Base Prospectus"), which provides that it will be supplemented in the future by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a "Prospectus"), under the Securities Act of 1933, as amended (the "Act").

        The Registration Statement will provide for the issue and sale of up to $100,000,000 aggregate amount of common units representing limited partner interests of the Partnership (the "Common Units"). The Registration Statement also registers for sale (i) up to an aggregate 8,957,057 common units representing limited partner interests in the Partnership (the "Secondary Common Units") to be offered by the applicable selling unitholders named in the Registration Statement and (ii) up to an aggregate 887,099 common units representing limited partner interests in the Partnership (the "Warrant Units" and, together with the Common Units and Secondary Common Units, the "Securities") issuable upon conversion of a warrant held by the applicable selling unitholder named in the Registration Statement (the "Warrant").

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the general partner of the Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and

we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          (1)   When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Common Units will be validly issued and, under the Delaware LP Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

          (2)   The Secondary Common Units have been validly issued by the Partnership and, under the Delaware LP Act, purchasers of the Secondary Common Units will have no obligation to make payments to the Partnership for their purchase of the Secondary Common Units or contributions to the Partnership solely by reason of their ownership of the Secondary Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

          (3)   The Warrant Units have been duly authorized by all necessary limited partnership action of the Partnership and, upon issuance, delivery and payment therefor in the matter contemplated by the applicable Prospectus and the Warrant and when duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the selling unitholder, the Warrant Units will be validly issued and, under the Delaware LP Act, purchasers of the Warrant Units will have no obligation to make further payments for their purchase of the Warrant Units or contributions to the Partnership solely by reason of their ownership of the Warrant Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Validity of the Securities." We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

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  Exhibit 5.1